UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Kezar Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, DATED APRIL 16, 2024

April , 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Kezar Life Sciences, Inc., a Delaware corporation (“Kezar”). The meeting will be held on Tuesday, June 18, 2024 at 1:00 p.m., Pacific time at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2024 Annual Meeting of Stockholders and proxy statement.

We have elected to provide access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our Annual Report. The notice contains instructions on how to access those documents over the internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the Board of Directors and the employees of Kezar, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Christopher Kirk, Ph.D.
Chief Executive Officer

KEZAR LIFE SCIENCES, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 822-5600

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time	1:00 p.m., Pacific time

Date	Tuesday, June 18, 2024

Place	4000 Shoreline Court, Suite 300, South San Francisco, California 94080

Purpose

(1) To elect the two nominees named in the attached proxy statement as directors to serve on the Board of Directors for a three-year term.

(2) To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement.

(3) To indicate, on an advisory basis, the preferred frequency of the advisory vote on the compensation of our named executive officers.

(4) To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

(5) To approve an amendment to the Company’s amended and restated certificate of incorporation to effect, at the discretion of the Board of Directors, a reverse stock split of our common stock at a ratio in the range of one-for-two to one-for-twenty, such ratio to be determined at the discretion of the Board of Directors.

(6) To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Record Date

The record date for the Annual Meeting is April 22, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting at our executive offices for a period of 10 days ending the day prior to the Annual Meeting.

Voting by Proxy

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

By order of the Board of Directors,

Marc L. Belsky, Chief Financial Officer and Secretary

South San Francisco, California
April , 2024

i

Website References

You may also access additional information about Kezar Life Sciences, Inc. at www.kezarlifesciences.com and ir.kezarlifesciences.com. References to our websites throughout this proxy statement are provided for convenience only and the content on our website does not constitute a part of this proxy statement.

ii

KEZAR LIFE SCIENCES, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, California 94080

(650) 822-5600

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 18, 2024

AT 1:00 P.M., PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the internet. Accordingly, we have sent you a Notice of Internet Availability because the Board of Directors of Kezar Life Sciences, Inc. (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Kezar Life Sciences, Inc., including at any adjournments or postponements thereof, to be held on Tuesday, June 18, 2024 at 1:00 p.m., Pacific time.

The Notice of 2024 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement, the proxy card or voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report” and collectively, the “Proxy Materials”) are available to stockholders on the internet.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April [ _ ], 2024 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability. We may elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May [ _ ], 2024.

How do I attend the Annual Meeting?

The meeting will be held on Tuesday, June 18, 2024 at 1:00 p.m., Pacific time at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. Information on how to vote in person during the Annual Meeting is discussed below.

You are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 22, 2024 (the “Record Date”), or hold a valid proxy for the meeting. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker, bank or other agent.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were a total of [ _________ ] shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting, vote by proxy over the telephone or through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive during the registration process prior to the stockholder meeting.

What am I voting on and what are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•
Proposal 1: FOR the election of each of the two Class III director nominees (page 6)
•
Proposal 2: FOR the advisory vote on the compensation paid to our named executive officers (page 16)
•
Proposal 3: For “One Year” as the preferred frequency of the advisory vote on the compensation paid to our named executive officers (page 17)
•
Proposal 4: FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 (page 18)
•
Proposal 5: FOR the approval of an amendment to our amended and restated certificate of incorporation to effect, at the discretion of the Board, a reverse stock split of our common stock at a ratio in the range of one-for-two to one-for-twenty, such ratio to be determined at the discretion of the Board (the “Reverse Stock Split”) (page 19)

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•
By Internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your Proxy Materials, as applicable. Your internet vote must be received by 11:59 p.m., Eastern time, on June 17, 2024 to be counted.
•
By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your 16-digit control number from the Notice of Internet Availability, on your proxy card or on the instructions that accompanied your Proxy Materials, as applicable. Your telephone vote must be received by 11:59 p.m., Eastern time, on June 17, 2024 to be counted.

•
By Proxy Card. If you have requested and received a paper proxy card, complete and mail the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
In Person at the Annual Meeting. To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

If you are a beneficial owner of shares held in “street name” (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy card from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•
“For” the election of each of the two director nominees (Proposal 1);
•
“For” the advisory approval of the compensation paid to our named executive officers (Proposal 2);
•
“One Year” as the preferred frequency of the advisory vote to approve the compensation paid to our named executive officers (Proposal 3);
•
“For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm (Proposal 4); and
•
“For” the Reverse Stock Split (Proposal 5).

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) may vote your shares using his or her best judgment.

If I am a beneficial owner of shares and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Proposals 1, 2 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. Proposals 4 and 5 are “routine” matters under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on those proposals.

We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes, if you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•
by submitting another properly completed proxy with a later date;
•
by transmitting a subsequent vote over the internet or by telephone prior to 11:59 p.m., Eastern time, on June 17, 2024;
•
by attending the Annual Meeting and voting in person; or
•
by notifying our Secretary in writing at 4000 Shoreline Court, Suite 300, South San Francisco, California 94080 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If you are a beneficial owner of shares, you must contact your broker or nominee for instructions as to how to change your vote. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person at the Annual Meeting or represented by proxy. On the Record Date, there were [ ___________ ] shares outstanding and entitled to vote. Thus, the holders of [ _________ ] shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes	Matter
1.	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect	Non-routine
2.	Advisory approval of the compensation paid to our named executive officers	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Against	No effect	Non-routine
3.	Advisory vote on the frequency of the advisory vote on compensation paid to our named executive officers	The frequency receiving the votes of the holders of a majority of the voting power of the shares present in person or virtually or represented by proxy and entitled to vote on the matter.	Against	No effect	Non-routine
4.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not applicable	Routine*
5.	Reverse Stock Split	“For” votes from the holders of a majority of the total votes cast on the proposal.	No effect	No effect	Routine*

* This proposal is considered to be a “routine” matter under NYSE rules applicable to brokers, banks and other securities intermediaries that are subject to such rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available at that time, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Marc L. Belsky, our Secretary, at (650) 822-5612. If you are a beneficial owner of shares, please contact the telephone number provided on your voting instruction form or contact your broker, bank or other nominee directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our amended and restated certificate of incorporation provides for a classified board consisting of three classes of directors. Each class consists of three directors and serves for a three-year term. Vacancies on our Board may be filled by the affirmative vote of a majority of directors then in office. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of eight directors. There are two Class III directors whose term of office expires in 2024. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated the two individuals listed in the table below for election as directors at the Annual Meeting, each of whom was previously elected as a director by our stockholders. If the director nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2027 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s resignation or removal. All director nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the director nominees would prove unable to serve if elected.

The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director nominee should serve on the Board. There are no family relationships between any of our executive officers and the director nominees.

Director Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
John Fowler	52	2027	Director	2015
Christopher Kirk, Ph.D.	52	2027	Chief Executive Officer and Director	2015

(1)
As of April 1, 2024

John Fowler is our co-founder and has served as a member of our Board since February 2015. He served as Chief Executive Officer of Kezar from June 2015 to November 2023. Prior to founding our company, Mr. Fowler was Chief Executive Officer of HealthCPA, a provider of patient advocacy and insurance navigation services, from June 2009 to October 2014. Mr. Fowler received his A.B. and M.B.A. degrees from Stanford University. We believe that Mr. Fowler’s extensive knowledge of our company as co-founder and former Chief Executive Officer, his experience as the chief executive officer of multiple companies and his management background and experience in the healthcare industry qualifies him to serve on our Board.

Christopher Kirk, Ph.D., is our co-founder and has served as our Chief Executive Officer since November 2023 and as a member of our Board since February 2015. He previously served as our President and Chief Scientific Officer from March 2015 to April 2023. Prior to founding our company, Dr. Kirk was the Vice President of Research at Onyx Pharmaceuticals, Inc., from April 2010 to April 2014. Dr. Kirk previously served as Director of Pharmacology and Biology at Onyx Pharmaceuticals and at Proteolix, Inc. Dr. Kirk has served as a member of the Scientific Advisory Board at Karyopharm Therapeutics, Inc., C4 Therapeutics, Inc. and Avidity Biosciences LLC. Dr. Kirk received his B.S. degree in biochemistry from the University of California, Davis, and his Ph.D. degree in cellular and molecular biology from the University of Michigan. We believe that Dr. Kirk’s extensive knowledge of our company as co-founder and current Chief Executive Officer and his experience at pharmaceutical companies and his scientific experience and achievements qualifies him to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two director nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two director nominees named above. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute director nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining directors whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Elizabeth Garner, M.D.	56	2025	Director	2019
Michael Kauffman, M.D., Ph.D.	60	2025	Director	2016
Courtney Wallace	40	2025	Director	2021
Franklin Berger	74	2026	Director	2016
Graham Cooper	54	2026	Chairman	2017
Micki Klearman, M.D.	69	2026	Director	2021

(1)
As of April 1, 2024

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Elizabeth Garner, M.D., has served as a member of our Board since December 2019. Dr. Garner has over a decade of pharmaceutical development experience, holding roles of increasing strategic responsibility in large and small companies, including Merck, Abbott (AbbVie), Myriad Genetics and Agile Therapeutics. Dr. Garner currently serves as Chief Scientific Officer, U.S. for Ferring Pharmaceuticals, a specialty biopharmaceutical group specializing in reproductive medicine and maternal health. Prior to that, Dr. Garner served as the Chief Medical Officer at ObsEva SA, a biopharmaceutical company developing and commercializing novel therapies to improve women’s reproductive health, from July 2019 to May 2022. From January 2014 to July 2019, Dr. Garner was Chief Medical Officer of Agile Therapeutics, Inc., a public women’s healthcare company, and led the company’s clinical development, regulatory, and medical affairs strategies. Prior to her tenure at Agile, Dr. Garner was Vice President, Medical Affairs, Women’s Health/Preventive Care at Myriad Genetics from 2012 to 2014. Before that, she was Senior Director at Abbott Laboratories. From 2007 to 2011, Dr. Garner was Associate Director and then Director, Clinical Research at Merck Research Laboratories. Dr. Garner received joint M.D. and M.P.H degrees from Harvard Medical School and the Harvard School of Public Health. She was trained in obstetrics and gynecology at Brigham and Women’s/Massachusetts General Hospitals and completed a fellowship in gynecologic oncology at Brigham and Women’s and Dana Farber Cancer Institute. Prior to entering the pharmaceutical industry, Dr. Garner had several years of experience in academic clinical practice, basic science research in ovarian cancer, and teaching and mentorship at Harvard Medical School. She is also an author on numerous peer-reviewed scientific papers. We believe that Dr. Garner’s business and leadership experience at life sciences companies and her medical and scientific background qualifies her to serve on our Board.

Michael Kauffman, M.D., Ph.D., has served as a member of our Board since December 2016. Dr. Kauffman currently serves as CEO and President of Nereid Therapeutics Inc., a private small molecule company. Prior to that, Dr. Kauffman co-founded Karyopharm Therapeutics, Inc. in 2008, served as its Chief Executive Officer from January 2011 to April 2021, and served as a member of its board of directors from 2008 to May 2022. Dr. Kauffman also served as the President of Karyopharm Therapeutics, Inc. from January 2011 to December 2013 and as its Chief Medical Officer from December 2012 to December 2013. Prior to that, Dr. Kauffman served as Chief Medical Officer at Onyx Pharmaceuticals, Inc. and as Chief Medical Officer of Proteolix, Inc. Dr. Kauffman also served as President and Chief Executive Officer of both Epix Pharmaceuticals, Inc. and Predix Pharmaceuticals, Inc., and was an operating partner at Bessemer Venture Partners. Dr. Kauffman also held a number of senior positions at Millennium Pharmaceuticals, Inc. and Biogen Idec, Inc. Dr. Kauffman has served on the board of directors of Verastem Inc. since November 2012, Adicet Bio, Inc. since November 2021 and BiVictriX Therapeutics since January 2022, each publicly held biopharmaceutical companies. He also serves on the boards of directors at Nereid Therapeutics and Incendia Therapeutics, both private companies. Previously, he served on the board of directors of Infinity Pharmaceuticals Inc., a publicly held biopharmaceutical company, from April 2017 until June 2020. Dr. Kauffman received his B.A. degree in biochemistry from Amherst College and his M.D. and Ph.D. degrees in biochemistry, cellular and molecular biology from Johns Hopkins Medical School. Dr. Kauffman completed his residency in internal medicine at Beth Israel Deaconess Hospital and was a fellow in Rheumatology at Massachusetts General Hospital, and is board certified in internal medicine. We believe that Dr. Kauffman’s business and leadership experience at life sciences companies and his medical and scientific background qualifies him to serve on our Board.

Courtney Wallace has served as a member of our Board since December 2021. Ms. Wallace is a Venture Partner at Third Rock Ventures. Ms. Wallace previously served in various roles at Beam Therapeutics, most recently as Chief Business Officer of Beam Therapeutics from October 2020 to August 2023. She was previously a Senior Director of Business Development at Celgene Corporation, where she was responsible for leading collaborations, licensing transactions, equity investments and mergers and acquisitions across a variety of therapeutic areas. Prior to joining Celgene, Ms. Wallace was a consultant with Easton Associates (now part of Navigant Consulting), a boutique healthcare management consultancy. While with Easton, she advised clients on general corporate strategy, pipeline and portfolio planning, clinical development, sales and marketing activities, and business development. Ms. Wallace holds an A.B. from Harvard College and an MBA from Harvard Business School. We believe that Ms. Wallace’s strategic, operational and business development experience at life sciences companies qualifies her to serve on our Board.

Franklin M. Berger has served as a member of our Board since January 2016. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from January 2007 through June 2008. Prior to that, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst and served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger has served as a member of the board of directors of Atreca Inc. since October 2014, ESSA Pharma, Inc. since March 2015, Atea Pharmaceuticals, Inc. since September 2019 and Rain Oncology Inc. since May 2020. Mr. Berger previously served as a member of the board of directors Five Prime Therapeutics, Inc., BioTime, Inc., Seattle Genetics, Inc., Proteostasis Therapeutics, Inc., Tocagen Inc., Immune Design Corp. and Bellus Health, each publicly held biotechnology companies. Mr. Berger received a B.A. degree in international relations and a M.A. degree in international economics from Johns Hopkins University, and an M.B.A. degree from the Harvard Business School. We believe that Mr. Berger’s financial background and experience in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies qualifies him to serve on our Board.

Graham Cooper has served as a member of our Board since October 2017 and as our Chairman since May 2022. Mr. Cooper served as Chief Financial Officer and Chief Operating Officer of Assembly Biosciences, Inc. from March 2018 until April 2019. Mr. Cooper served as the Chief Financial Officer of Receptos, Inc. from February 2013 to August 2015 and as the Chief Financial Officer and Executive Vice President of Finance & Business Development at Geron Corporation from January 2012 to December 2012. Prior to that, Mr. Cooper served as Chief Financial Officer of Orexigen Therapeutics, Inc. and held several positions at Deutsche Bank Securities, including Director, Health Care Investment Banking. Mr. Cooper also worked as an accountant at Deloitte & Touche LLP, where he earned his CPA. He has served as a member of the board of directors of Beam Therapeutics, Inc. since October 2019. Mr. Cooper previously served as a member of the board of directors of Celladon Corporation, Unity Biotechnology, Inc. and Applied Molecular Transport, Inc. Mr. Cooper received a B.A. degree in economics from the University of California at Berkeley and an M.B.A. degree from the Stanford Graduate School of Business. We believe that Mr. Cooper’s financial expertise and executive experience at life sciences companies qualifies him to serve on our Board.

Micki Klearman, M.D., has served as a member of our Board since June 2021. Dr. Klearman is a rheumatologist and internist with over twenty years of clinical experience. Dr. Klearman retired from Genentech, Inc., where she worked from 2007 through 2018 in various roles, most recently as Associate Group Medical Director – Immunology Development, working on medications to treat rheumatoid arthritis and vasculitis. Prior to joining Genentech, Dr. Klearman spent twenty years in clinical practice at the Barnes-Jewish Hospital at the Washington University Medical Center. Dr. Klearman received her B.S. in Biology from Stanford University and her M.D. from Washington University School of Medicine in St. Louis. She was trained in internal medicine and completed a rheumatology fellowship at Barnes-Jewish Hospital at Washington University School of Medicine. We believe that Dr. Klearman’s business and leadership experience at life sciences companies and in clinical practice qualifies her to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Diversity Matrix

The Board diversity matrix, below, provides the diversity statistics for our Board of Directors. Our previous year’s disclosure can be found in our definitive proxy statement filed with the SEC on April 27, 2023.

Board Diversity Matrix (As of April [ _ ], 2024)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	1	0
White	3	5
Two or More Races or Ethnicities	1	0

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent auditors, the Board has affirmatively determined that all of our current directors, except Mr. Fowler and Dr. Kirk, by virtue of their respective positions as our former Chief Executive Officer and our current Chief Executive Officer, are, and our former directors who served in 2023 were, independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of our directors or the director nominees had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board has an independent chair (the “Board Chair”), Mr. Cooper, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. The Board Chair has substantial ability to shape the work of the Board.

The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit function, as applicable. Our

Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance; Executive Sessions

The Board oversees our business and monitors the performance of our management. Our executive officers and management oversee our day-to-day operations. Our Board held eight meetings during the fiscal year ended December 31, 2023. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2023. The independent directors meet at least quarterly in executive sessions without management or any non-independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors. In fiscal year 2023, the Company’s independent non-employee directors met four times in regularly scheduled executive sessions at which only independent directors were present. It is our policy to encourage our directors to attend the Annual Meeting. Seven of our directors attended the 2023 Annual Meeting of Stockholders. We anticipate that a majority of the members of the Board will attend the Annual Meeting.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for the year ended December 31, 2023:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Franklin Berger†	X		X*
Graham Cooper†	X*	X
Elizabeth Garner, M.D.	X
Michael Kauffman, M.D., Ph.D.		X*
Micki Klearman, M.D.			X
Courtney Wallace		X	X
Total meetings in 2023	4	5	1

† Financial Expert

* Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Investors & Media—Corporate Governance” section of our website, www.kezarlifesciences.com.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•
evaluating the performance of and assessing the qualifications of the auditors;
•
determining whether to retain or terminate the engagement of the existing auditors or to appoint and engage new auditors;
•
determining and approving the engagement of the auditors;
•
determining and approving the engagement of the auditors to perform any proposed permissible non-audit services;
•
monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable laws and rules;
•
assessing, at least annually, and taking appropriate action to oversee the independence of the auditors;
•
conferring with management and the auditors, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting and disclosure controls and procedures;
•
establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
reviewing the Company’s annual audited financial statements, quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s filings to be filed with the SEC with management and the auditors, as appropriate.

Mr. Cooper, Mr. Berger and Dr. Garner served as members of the Audit Committee during 2023, with Mr. Cooper serving as Chair of the committee. The Board has determined that Mr. Cooper and Mr. Berger are each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq.

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

•
reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving, or reviewing and recommending to the Board for approval, the compensation of our chief executive officer;
•
evaluating and approving, or recommending to the Board for approval, the compensation of our other executive officers and certain other members of senior management, as appropriate;
•
reviewing and recommending to the Board the compensation of our directors;
•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•
conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee; and
•
administering our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Dr. Kauffman, Mr. Cooper, and Ms. Wallace served as members of the Compensation Committee during 2023, with Dr. Kauffman serving as Chair of the committee.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Semler Brossy, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. The Compensation Committee has assessed Semler Brossy’s independence and determined that Semler Brossy had no conflicts of interest in connection with its provisions of services to the Compensation Committee. In 2023, the Compensation Committee engaged Semler Brossy to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and directors at our peer group. Our Compensation Committee utilizes the data and analysis from Semler Brossy to evaluate and determine appropriate levels of overall compensation for our executive officers, as well as each separate element of compensation, to be consistent and competitive with our peer group.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•
reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;
•
recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;

•
reviewing, discussing and assessing the performance of the Board and each of the committees of the Board; and
•
developing a set of corporate governance guidelines for the Company.

Mr. Berger, Dr. Klearman and Ms. Wallace served as members of the Nominating and Corporate Governance Committee during 2023, with Mr. Berger serving as Chair of the committee.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the director nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a director nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Secretary. See “Other Information for Stockholders—Stockholder Proposals for the 2025 Annual Meeting of Stockholders” for additional information.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Kezar Life Sciences, Inc.

Audit Committee

Graham Cooper, Chair

Franklin Berger

Elizabeth Garner, M.D.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the “Investors & Media—Corporate Governance” section of our website, www.kezarlifesciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines is available in the “Investors & Media–Corporate Governance” section of our website, www.kezarlifesciences.com.

Policy Prohibiting Hedging and Pledging

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is included in our Corporate Governance Guidelines and available in the “Investors & Media–Corporate Governance” section of our website, www.kezarlifesciences.com.

Environmental, Social and Governance Commitment

We are highly committed to developing policies and practices focused on environmental, social and corporate governance (“ESG”). By focusing on such ESG policies and practices, we believe we can affect a meaningful and positive change in our community and maintain an open, collaborative and positive corporate culture. We are developing zetomipzomib as a potential therapeutic for autoimmune disorders that disproportionately impact underserved communities and in indications where there is a high unmet medical need.

To ensure our ongoing success, we are committed to promoting and maintaining an inclusive, high-performing culture where all team members embrace and leverage each other’s talents and backgrounds. Our commitment to diversity is articulated in our values and reflected in every part of the organization, including an employee-led Diversity, Equity & Inclusion council. We are proud to actively support mentoring programs and internships for students in underserved communities as well as those interested in pursuing degrees in science and technology.

We are also committed to environmentally responsible operations, which includes using natural resources wisely and considering our overall impact on the environment. We conduct our operations in a single office and laboratory space to minimize waste and use of energy and water. We take steps to reduce waste streams and ensure proper treatment of both hazardous and non-hazardous materials. We conduct our business ethically and in compliance with the laws and regulations that govern our business and industry in all markets in which we operate. Our employees receive training on our Code of Business Conduct and Ethics and other compliance measures.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby Approved.”

The vote is advisory and therefore not binding on the Board or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the approval of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “Against” this proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in the Company’s proxy statement. In accordance with the Dodd-Frank Act, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders each year.

The Board believes that an advisory vote on the compensation of the Company’s named executive officers that occurs annually is most appropriate for the Company. An annual vote on such matters provides stockholders and advisory firms the opportunity to react promptly to emerging trends in compensation. While our executive compensation program is designed to promote the creation of stockholder value over the long term, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on the compensation of our named executive officers provides us with more direct and immediate feedback on our executive compensation program, policies and disclosures. However, stockholders should note that because a proposed annual advisory vote would occur well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our compensation plans and arrangements for our executive officers in consideration of any single year’s advisory vote by the time of the following year’s annual meeting of stockholders. We believe, however, that an annual advisory vote on the compensation of our named executive officers is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters.

Vote Required

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the executive compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of the voting power of the shares present in person, virtually or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. The Board may decide, however, because this vote is advisory and, therefore, not binding on the Board or the Company, that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 3.

PROPOSAL 4: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2016. Representatives of KPMG LLP are expected to be available during the Annual Meeting, each with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a vote “Against” this proposal.

Independent Registered Public Accounting Firm Fees

The following table represents the aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year
	2023	2022
Audit fees (1)	$704,000	$774,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$704,000	$774,000

(1)
Audit fees relate to the audit of our annual financial statements, review of interim financial statements and assistance with registration statements filed with the SEC.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•
all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;
•
such services were not recognized as non-audit services at the time of the relevant engagement; and
•
such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chair of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chair will report any pre-approval granted at the next meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5: APPROVAL OF REVERSE STOCK SPLIT

Background Regarding Reverse Stock Split

Our Board has adopted and deemed advisable, and is recommending that our stockholders approve, a proposed amendment to our amended and restated certificate of incorporation to effect a reverse stock split (the “Reverse Stock Split”) of all of the outstanding shares of our common stock at a ratio of between one-for-two and one-for-twenty, with such ratio to be determined at the sole discretion of our Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by our Board in its sole discretion. The form of the proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to effect the proposed amendment of our amended and restated certificate of incorporation.

By approving this proposal, stockholders will (i) approve a series of amendments to our amended and restated certificate of incorporation pursuant to which any whole number of outstanding shares between and including two and twenty would be combined into one share of our common stock and (ii) authorize the Board to file only one such amendment, as determined by the Board in the manner described herein and to abandon each amendment not selected by the Board. The Board believes that stockholder approval granting this discretion, rather than approval of a specified stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board may effect only one Reverse Stock Split as a result of this authorization. The Board may also elect not to execute any Reverse Stock Split. The Board’s decision as to whether and when to effect the Reverse Stock Split and determining the Reverse Stock Split ratio will be based on a number of factors, including market conditions, existing and expected trading prices and volumes for our common stock, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if our Board does not deem it to be in the best interests of the Company and its stockholders. The Reverse Stock Split will take effect, if at all, after it is approved by a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the matter, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The total number of authorized shares of common stock will remain at 250,000,000, notwithstanding the Reverse Stock Split.

In the event that approval for the Reverse Stock Split is obtained, and the Board does not execute the Reverse Stock Split within the 12-month period following the Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Reasons for the Reverse Stock Split

Our common stock is currently listed on The Nasdaq Global Select Market tier of Nasdaq. In order for our common stock to continue to be listed on The Nasdaq Global Select Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting. Under Nasdaq’s continued listing requirements, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.

As previously reported, on December 1, 2023, we received a letter from the Listing Qualifications staff of Nasdaq notifying us that for the immediately preceding 30 consecutive business days, the closing bid price of our common stock was below $1.00 per share, the minimum required closing bid price for continued listing on The Nasdaq Global Select Market pursuant to Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq has provided us with 180 calendar days, or until May 29, 2024, to regain compliance with the minimum bid price requirement. If we do not achieve compliance by May 29, 2024, we may be eligible for an additional 180-day period to regain compliance if we apply to transfer the listing of our common stock to The Nasdaq Capital Market, a separate market tier of Nasdaq. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If we do not achieve compliance with the minimum bid price requirement by May 29, 2024, we intend to apply to transfer the listing of our common stock to The Nasdaq Capital Market and avail ourselves of the additional 180-day period to regain compliance. This will require, among other things, that we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

Accordingly, the Board has adopted resolutions, subject to approval by our stockholders, to amend our amended and restated certificate of incorporation to effect the Reverse Stock Split of our common stock at a ratio in the range of one-for-two to one-for-twenty with such ratio to be determined in the discretion of the Board. These resolutions were approved as a means of regaining compliance with the minimum bid price requirement.

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Capital Market following our transfer and generate greater investor interest in the Company.

The Board believes that maintaining the listing of our common stock on The Nasdaq Capital Market following the transfer is in the best interests of the Company and its stockholders. If our common stock were to be delisted from The Nasdaq Capital Market, the Board believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in the Company.

If the Reverse Stock Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split due to, among other reasons, our performance and other factors that may be unrelated to the number of shares outstanding. Our common stock could also be delisted from The Nasdaq Capital Market due to our failure to comply with one or more other Nasdaq listing rules.

Criteria to be Used for Decision to Implement the Reverse Stock Split

In the event that approval for the Reverse Stock Split is obtained, our Board will be authorized to proceed with the Reverse Stock Split at any time during the 12-month period following the Annual Meeting. If we regain compliance with the minimum bid price requirement prior to May 29, 2024, we would not anticipate transferring our listing to The Nasdaq Capital Market and our Board may use its discretion to not carry out or to delay in carrying out the Reverse Stock Split.

If we fail to regain compliance with the minimum bid price requirement by May 29, 2024, we anticipate applying to transfer the listing of our common stock to The Nasdaq Capital Market and avail ourselves of the additional 180-day period to regain compliance, at which point our Board may decide to proceed with the Reverse Stock Split at any time. However, if we regain compliance with the minimum bid price requirement prior to the expiration of that additional 180-day period prior to effecting the Reverse Stock Split, our Board may use its discretion to not carry out or to delay in carrying out the Reverse Stock Split.

In the event our Board delays its decision to execute the Reverse Stock Split because the Company has regained compliance with the minimum bid price requirement, if our common stock price again falls below $1.00 for a 30-day during the 12-month period following the Annual Meeting, and therefore again fails to comply with the applicable Nasdaq Capital Market minimum listing requirements, then the Reverse Stock Split may be executed as a cure for this condition.

Effect on Outstanding Common Stock and Authorized Common Stock

The following table illustrates the effects of a one-for-two, one-for-ten and one-for-twenty Reverse Stock Split on our outstanding common stock as of April 1, 2024, without giving effect to any adjustments for fractional shares:

Reverse Stock Split Ratio	-	2:1	10:1	20:1
Common Stock Outstanding	72,801,359	36,400,680	7,280,136	3,640,068

The Reverse Stock Split will affect all of our stockholders uniformly and will not materially affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. The Reverse Stock Split will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse

Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Effect of the Reverse Stock Split on Our Outstanding Equity Awards, Future Awards under Our Incentive Plans, and Future Purchases under our At-The-Market Offering

If the Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards issued by the Company, and the number of shares reserved for future issuance and all other share limits, under the Company’s 2015 Equity Incentive Plan, 2018 Equity Incentive Plan, 2018 Employee Stock Purchase Plan and 2022 Inducement Plan, will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (the aggregate exercise price for all outstanding options will be unaffected, except for the rounding described below, but following the Reverse Stock Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of April 1, 2024, there were outstanding stock options to purchase an aggregate of 15,591,171 shares of common stock, at a weighted average exercise price of $2.27 per share. Assuming, for example, a 1-for-10 Reverse Stock Split, the number of shares covered by outstanding options will be reduced to one-tenth the number currently issuable, and the exercise price of outstanding options will be increased by ten times the current exercise price, rounded up to the nearest cent. In addition, the number of shares of our common stock we could offer in our at-the-market offering will be reduced by the same ratio as the reduction in the outstanding shares such that fewer shares would be available for sale in such offering.

No Fractional Shares

No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, one full share of common stock will be issued in lieu of the issuance of any such fractional share. By approving the amendment to our amended and restated certificate of incorporation effecting the Reverse Stock Split, stockholders will be approving the combination of any whole number of issued shares of our common stock between and including two and twenty shares into one share of common stock.

Potential Anti-Takeover Effect

An increase in the number of our authorized but unissued shares of common stock relative to the number of outstanding shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Reverse Stock Split might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us and the Reverse Stock Split is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Possible Disadvantages of Reverse Stock Split

Even though the Board believes that the potential advantages of the Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:

•
The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.
•
The Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.
•
The Reverse Stock Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.
•
There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our common stock on April 1, 2024 of $0.9201 per share of common stock, if the stockholders approve this proposal and the Board selects and implements a Reverse Stock Split ratio of 1-for-10, there can be no assurance that the post-split market price of our common stock would be $9.20 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.
•
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
•
If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Stock Split

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware. Even if the Reverse Stock Split is approved by our stockholders, the Board has discretion not to carry out, or to delay in carrying out, the Reverse Stock Split. Upon the filing of the amendment, all of our old common stock will be converted into new common stock as set forth in the amendment. As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected.

All of our registered holders hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive shares of common stock following the Reverse Stock Split. If a stockholder is entitled to shares following the Reverse Stock Split, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our amended and restated certificate of incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

Certain Material Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury

Regulations thereunder and administrative rulings, court decisions and other legal authorities related thereto, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences to the stockholders described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding,” below is limited to stockholders who are U.S. Holders (as defined below).

The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with the exercise of warrants, stock options or stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders who exercise dissenters’ or appraisal rights, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, the alternative minimum tax or the Medicare contribution tax on net investment income, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split) including, without limitation, the tax consequences to holders of options, warrants or similar rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

•
an individual who is a citizen or resident of the United States or someone treated as a U.S. citizen or resident for U.S. federal income tax purposes;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our comment stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the Internal Revenue Service (“IRS”) or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX

LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes and that any rounding up of fractional shares to the next full share that may apply to a U.S. Holder will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained for consideration paid to a U.S. Holder. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of common stock surrendered, and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split for them, including record retention and tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Vote Required

The affirmative vote of holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our amended and restated certificate of incorporation to effect a Reverse Stock Split of our common stock at a ratio in the range of one-for-two to one-for-twenty, such ratio to be determined in the discretion of our Board. Abstentions are not treated as votes cast and, therefore, will have no effect.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

Executive Officers

The following table sets forth information regarding our executive officers:

Name	Age(1)	Position(s)
Christopher Kirk, Ph.D.	52	Chief Executive Officer and Director
Marc Belsky	68	Chief Financial Officer and Secretary
Nick Mordwinkin, Ph.D.(2)	43	Chief Business Officer
Mark Schiller	44	Chief Legal Officer

(1)
As of April 1, 2024
(2)
In April 2024, Dr. Mordwinkin announced his intention to resign from the position of Chief Business Officer of the Company, effective May 3, 2024.

Christopher Kirk, Ph.D. Biographical information for Dr. Kirk is included above with the director biographies under the caption “Proposal 1: Election of Directors.”

Marc Belsky has served as our Chief Financial Officer and Secretary since April 2018. Prior to joining Kezar, from October 2009 to April 2018, Mr. Belsky held several roles at Five Prime Therapeutics, Inc., a publicly held biopharmaceutical company, including most recently as Senior Vice President and Chief Financial Officer. Before that, Mr. Belsky served in various roles at Cell Genesys, Inc., a biotechnology company acquired by BioSante Pharmaceuticals, Inc., Active Aero Group, Inc., DataWave Systems Inc., and Michigan National Corporation, a holding company for Michigan National Bank, which was acquired by BANA Holding Corporation. Mr. Belsky started his career as an auditor with Coopers & Lybrand. Mr. Belsky received a B.S. degree in accounting from Wayne State University and an M.B.A. degree from the University of Michigan. He is also a certified public accountant.

Nick Mordwinkin, Ph.D. has served as our Chief Business Officer since July 2022. Prior to joining Kezar, he served as Head of Corporate Development, Inflammation and Fibrosis at Gilead Sciences, Inc. from July 2021 to June 2022 and as Director, Corporate Development from October 2020 to July 2021. Prior to Gilead, Dr. Mordwinkin held various business development and strategy roles at Ultragenyx Pharmaceutical Inc. from November 2015 to October 2020, most recently as Senior Director and Head of Corporate Strategy. Dr. Mordwinkin previously co-founded and served as the President of Curium Inc., a consulting firm focused on biotech and pharmaceutical strategy. Before that, he was an equity research associate at BMO Capital Markets covering SMID-cap biotechnology companies. Dr. Mordwinkin holds a B.S. degree in biology and Pharm.D. degree from Nova Southeastern University and a Ph.D. degree in pharmaceutical sciences from the University of Southern California. Dr. Mordwinkin completed his postdoctoral training at Stanford University School of Medicine.

Mark Schiller has served as our Chief Legal Officer since January 2024 and originally joined us as Vice President, Legal Affairs in April 2019. Prior to Kezar, Mr. Schiller was the Executive Director, Legal Affairs at Immune Design, a public biotechnology company, from October 2014 until it was acquired by Merck in March 2019. Before that, he led the legal function at 3-V Biosciences, a discovery-stage biotechnology company (now Sagimet Biosciences). Mr. Schiller began his legal career as a corporate associate at Gunderson Dettmer LLP, a venture-capital law firm, and subsequently worked as a corporate associate at Cooley, LLP, a life sciences and technology law firm. Mr. Schiller received his J.D. degree from the University of California, Hastings and B.S. degree in chemistry from the University of Maryland, College Park.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by all individuals who served as our Chief Executive Officer, the two other most highly compensated executive officers, and one individual for whom disclosure would have been required as one of the two other most highly compensated executive officers but for the fact that this individual was no longer serving as an executive officer as of December 31, 2023, or collectively, our named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(1)(2)(3)		Non Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Christopher Kirk, Ph.D.(5)	2023	242,240	(9)	75,000	(10)	1,957,470	(11)	47,520	279,925	(14)	2,602,155
Chief Executive Officer	2022	468,000		-		1,793,024		196,560	12,848		2,470,432
Marc Belsky(6)	2023	446,275		-		1,366,906		179,938	13,200	(15)	2,006,319
Chief Financial Officer
Nick Mordwinkin, Ph.D.(6)	2023	392,000		-		1,200,425	(12)	158,054	13,200	(15)	1,763,679
Chief Business Officer
John Fowler(7)	2023	517,316		-		4,291,533		-	22,033	(15)	4,830,882
Former Chief Executive Officer	2022	575,000		-		5,273,600		332,063	12,848		6,193,511
Noreen Roth Henig, M.D.(8)	2023	404,417		-		1,597,581	(13)	-	196,507	(16)	2,198,505
Former Chief Medical Officer	2022	500,000		-		1,898,496		210,000	12,848		2,621,344

________________________

(1)
The amounts shown for option awards represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 9 to Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)
See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)
The amounts shown for option awards in 2023 include the aggregate incremental fair value of option awards to our named executive officers that were repriced in July 2023, computed as of the date of the repricing in accordance with ASC 718. See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards—July 2023 Option Repricing” below for a description of the material terms of the option repricing. Note that the incremental fair value amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(4)
The amounts reported in this column represent annual performance-based bonuses earned based on the achievement of company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. For additional information, see “—Narrative Disclosure to Summary Compensation Table—Annual Performance-Based Cash Compensation.”
(5)
Dr. Kirk served as our President and Chief Scientific Officer until his resignation on April 21, 2023. He then provided scientific and strategic advisory services as a consultant pursuant to the Kirk Advisor Agreement until he was appointed as Chief Executive Officer on November 7, 2023. See “—Employment Arrangements” for additional information on the Kirk Advisor Agreement.
(6)
Mr. Belsky and Dr. Mordwinkin were not named executive officers in 2022, and as such, we have provided information solely with respect to fiscal year 2023.
(7)
Mr. Fowler resigned as Chief Executive Officer of the Company effective November 7, 2023. Mr. Fowler continues to serve on the Board and as an advisor to the Company.
(8)
Dr. Henig departed as our Chief Medical Officer effective October 6, 2023.
(9)
Dr. Kirk earned $152,240 in base salary from January 1, 2023 through April 21, 2023 as President and Chief Scientific Officer and $90,000 in base salary from November 7, 2023 through December 31, 2023 as Chief Executive Officer.

(10)
Dr. Kirk received a sign-on bonus of $75,000 in connection with his appointment as Chief Executive Officer.
(11)
Amount includes the grant date fair value of an option to purchase 875,000 shares of our common stock at an exercise price of $0.84 per share granted on November 7, 2023 in connection with Dr. Kirk’s appointment as Chief Executive Officer.
(12)
Amount includes the grant date fair value of a one-time option award to purchase 100,000 shares of our common stock at an exercise price of $2.28 per share granted on July 24, 2023. See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards—July 2023 Option Repricing” for more details.
(13)
Amount includes the incremental aggregate fair value from the extension of the exercise period of Dr. Henig’s outstanding vested stock options to December 31, 2024 pursuant to Dr. Henig’s separation agreement, computed as of the date of the extension in accordance with ASC 718. See “—Employment Arrangements” for additional information on Dr. Henig’s separation agreement.
(14)
Amount includes (i) $258,615 in advisor fees and $8,110 in COBRA premium reimbursement payments pursuant to the Kirk Advisor Agreement between April 2023 and November 2023 and (ii) $13,200 in matching contributions made by us to his 401(k) plan account.
(15)
Amount includes $13,200 in matching contributions made by us to our named executive officer’s 401(k) plan account.
(16)
Amount includes (i) $172,714 in cash severance benefits and $10,593 in COBRA premium reimbursement payments pursuant to Dr. Henig’s separation agreement and (ii) $13,200 in matching contributions made by us to her 401(k) plan account.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Overview

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Historically, we have used stock option grants for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

We award equity grants broadly to our employees, including to our non-executive employees. Grants to our executives and other employees are made at the discretion of the Board and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

2023 Annual Grants

In connection with our annual grant process, on January 8, 2023, our Compensation Committee granted each of our named executive officers an option to purchase shares of our common stock in the amounts and at the exercise price listed below pursuant to the 2018 Equity Incentive Plan (the “2018 Plan”). Each option vests in equal monthly installments over a four-year period, subject to the executive’s continuous service to us through each vesting date. The amount of option shares and the exercise price of each grant for 2023 are:

Named Executive Officer	Option Shares (#)	Exercise Price Per Share (1) ($)
Christopher Kirk, Ph.D.	190,000	$6.84
Marc Belsky	195,000	$6.84
Nick Mordwinkin, Ph.D.	185,000	$6.84
John Fowler	580,000	$6.84
Noreen Roth Henig, M.D.	220,000	$6.84

________________________

(1)
The options awarded pursuant to the annual grants were subsequently repriced, as discussed in the section titled “—July 2023 Option Repricing” below.

July 2023 Option Repricing

On July 24, 2023, our Compensation Committee approved a stock option repricing (the “Option Repricing”) in which the exercise price of certain outstanding options to purchase shares of the Company’s common stock under our 2018 Plan was reduced to $2.28 per share, the closing price of our common stock on July 24, 2023. Outstanding options that were granted under our 2015 Equity Incentive Plan and our 2022 Inducement Plan (the “2022 Inducement Plan”) were not included in the Option Repricing. The Option Repricing included options granted pursuant to the 2018 Plan that were held by, among others, members of our Board (other than options granted in June 2023) and our named executive officers. After evaluating several alternatives, the Compensation Committee determined that the Option Repricing was in the best interests of the Company and our stockholders and provided the most effective means of retaining and incentivizing our named executive officers while preserving cash resources and without incurring stock dilution from significant additional equity grants. The total options repriced for each of our named executive officer are:

Named Executive Officer	Option Shares (#)	Exercise Price Per Share Range of Original Options ($)	Aggregate Incremental Fair Value of Repriced Option Awards(1)(2) ($)
Christopher Kirk, Ph.D.	832,500	$3.29 to $22.85	$421,044
Marc Belsky	765,000	$3.29 to $22.85	$361,642
Nick Mordwinkin, Ph.D.	185,000	$6.84	$74,813
John Fowler	2,655,000	$3.29 to $22.85	$1,301,517
Noreen Roth Henig, M.D.	980,000	$4.56 to $14.55	$434,888

________________________

(1)
The amounts shown for the aggregate incremental fair value of repriced option awards to our named executive officers were computed as of the date of the Option Repricing in accordance with ASC 718. Note that the incremental fair value amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)
Amounts are reflected above in the column of the Summary Compensation Table above titled “Option Awards.”

In addition, on July 24, 2023, our Compensation Committee approved one-time stock option awards to employees who held options under the 2022 Inducement Plan which were not eligible for the Option Repricing. Accordingly, Dr. Mordwinkin received a one-time stock option grant to purchase 100,000 shares of our common stock at an exercise price of $2.28 per share, the closing price of our common stock on the grant date.

Annual Performance-Based Cash Compensation

We develop a performance-based bonus program annually. Under the 2023 annual performance bonus program, each named executive officer was eligible for an annual performance bonus based on (1) the individual’s target bonus, as a percentage of annual base salary, and (2) the percentage attainment of our 2023 corporate goals established by our Board in its sole discretion and communicated to each officer. For our named executive officers other than the Chief Executive Officer, annual performance bonuses are partially weighted based upon the percentage achievement of individual goals. Each named executive officer is assigned a target performance bonus expressed as a percentage of their annual base salary. Because we intend for our performance based-bonus program to incentivize our executive officers to remain with the Company, our executive officers must be employed on the day payment is made to earn and be eligible for all bonus payments. The percentage of the target performance bonus and the achievements of those targets for 2023 are:

Named Executive Officer	2023 Target as % of Base Salary	2023 Achievement % of Target	2023 Achievement as % of Base Salary
Christopher Kirk, Ph.D.	55%	96%	52.8%	(1)
Marc Belsky	40%	100.8%	40.3%
Nick Mordwinkin, Ph.D.	40%	100.8%	40.3%
John Fowler	55%	-	-	(2)
Noreen Roth Henig, M.D.	40%	-	-	(2)

________________________

(1)
Dr. Kirk was not eligible to receive his 2023 annual performance bonus as President and Chief Scientific Officer due to his resignation in April 2023. He received a prorated 2023 annual performance bonus for his service as our Chief Executive Officer beginning in November 2023.
(2)
Mr. Fowler and Dr. Henig were not eligible for a 2023 annual performance bonus following their departures from the Company.

These performance-based bonuses are reflected above in the column of the Summary Compensation Table above titled “Non-Equity Incentive Plan Compensation.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers that were outstanding as of December 31, 2023:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
Christopher Kirk, Ph.D.	74,411	—		$0.90		9/9/2025
	44,483	—		$1.41		9/14/2026
	177,935	—		$2.37		10/9/2027
	88,967	—		$2.37		1/6/2028
	44,483	—		$5.91		4/15/2028
	26,690	—		$5.91		4/15/2028
	87,500	—		$2.28	(8)	1/5/2029
	122,396	2,604	(1)	$2.28	(8)	1/11/2030
	189,583	70,417	(2)	$2.28	(8)	1/7/2031
	81,458	88,542	(3)	$2.28	(8)	1/4/2032
	43,542	146,458	(4)	$2.28	(8)	1/7/2033
	18,229	856,771	(5)	$0.84		11/6/2033
Marc Belsky	177,935	—		$5.91		4/15/2028
	60,000	—		$2.28	(8)	1/5/2029
	60,000	—		$2.28	(8)	9/5/2029
	88,125	1,875	(1)	$2.28	(8)	1/11/2030
	160,417	59,583	(2)	$2.28	(8)	1/7/2031
	67,083	72,917	(3)	$2.28	(8)	1/4/2032
	44,688	150,312	(4)	$2.28	(8)	1/7/2033
Nick Mordwinkin, Ph.D.	70,833	129,167	(6)	$9.35		7/31/2032
	42,396	142,604	(3)	$2.28	(8)	1/7/2033
	—	100,000	(7)	$2.28		7/23/2033
John Fowler	55,721	—		$0.90		9/9/2025
	48,932	—		$1.41		9/14/2026
	177,935	—		$2.37		10/9/2027
	88,967	—		$2.37		1/6/2028
	133,451	—		$5.91		4/15/2028
	88,967	—		$5.91		4/15/2028
	175,000	—		$2.28	(8)	1/5/2029
	195,833	4,167	(1)	$2.28	(8)	1/11/2030
	875,000	325,000	(2)	$2.28	(8)	1/7/2031
	239,583	260,417	(3)	$2.28	(8)	1/4/2032
	132,917	447,083	(4)	$2.28	(8)	1/7/2033
Noreen Roth Henig, M.D.	256,250	—		$2.28	(8)	12/31/2024	(9)
	192,500	—		$2.28	(8)	12/31/2024	(9)
	78,750	—		$2.28	(8)	12/31/2024	(9)
	36,667	—		$2.28	(8)	12/31/2024	(9)

_________________________________

(1)
The shares underlying the option vest in 48 equal monthly installments following January 1, 2020, subject to the named executive officer continuing to provide service through each such date.
(2)
The shares underlying the option vest in 48 equal monthly installments following January 1, 2021, subject to the named executive officer continuing to provide service through each such date.
(3)
The shares underlying the option vest in 48 equal monthly installments following January 5, 2022, subject to the named executive officer continuing to provide service through each such date.
(4)
The shares underlying the option vest in 48 equal monthly installments following January 8, 2023, subject to the named executive officer continuing to provide service through each such date.
(5)
The shares underlying the option vest in 48 equal monthly installments following November 7, 2023, subject to the named executive officer continuing to provide service through each such date.

(6)
Of the shares underlying the option, 25% vested one year following the vesting commencement date of August 1, 2022, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the named executive officer continuing to provide service through each such date.
(7)
Of the shares underlying the option, 25% will vest one year following the vesting commencement date of July 24, 2023, and the remaining shares vest in 36 equal monthly installments thereafter, subject to the named executive officer continuing to provide service through each such date.
(8)
The option exercise price was repriced in July 2023, as discussed in the section titled “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards—July 2023 Option Repricing” above.
(9)
The terms of Dr. Henig’s outstanding option awards were amended in connection with the Henig Separation Agreement providing for a post-termination exercise period through December 31, 2024 to exercise her vested options, following which such options, if not exercised by such date, will terminate.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of employee confidential information and inventions agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

Christopher Kirk, Ph.D.

In November 2023, we entered into an employment agreement with Dr. Kirk, pursuant to which we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Kirk is eligible for an annual performance bonus as determined by our Compensation Committee. For 2023, Dr. Kirk’s annual base salary was $600,000 with an annual target bonus is 55% of his annual base salary, in each case prorated for the period from November 7, 2023 through December 31, 2023. For 2024, Dr. Kirk’s annual base salary remained $600,000, with an annual target bonus of 55% of his annual base salary. Additionally, Dr, Kirk is entitled to certain severance benefits pursuant to his employment agreement, the terms of which are described under the section titled “Potential Payments and Benefits upon Termination” below.

In connection with Dr. Kirk’s resignation from his positions as President and Chief Scientific Officer in April 2023, we entered into an Advisor Agreement, effective as of April 22, 2023 (the “Kirk Advisor Agreement”), pursuant to which Dr. Kirk provided scientific and strategic advisory services as a consultant to the Company. The advisory services were provided at a rate of $41,050 per month, and we reimbursed Dr. Kirk for the cost of premiums for continued COBRA coverage during the term of the Kirk Advisor Agreement. Dr. Kirk declined the cash and equity compensation he would otherwise would have been eligible to receive pursuant to the non-employee director compensation policy during the term of the Kirk Advisor Agreement. The Kirk Advisor Agreement was terminated on November 7, 2023 in connection with Dr. Kirk’s appointment as our Chief Executive Officer.

Marc Belsky

Pursuant to our employment agreement with Mr. Belsky, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Mr. Belsky is eligible for an annual performance bonus as determined by our Compensation Committee. For 2023, Mr. Belsky’s annual base salary was $446,275, with an annual target bonus of 40% of his annual base salary. Effective January 1, 2024, Mr. Belsky’s annual base salary was increased to $462,000, with an annual target bonus of 40% of his annual base salary. Additionally, Mr. Belsky is entitled to certain severance benefits pursuant to his employment agreement, the terms of which are described under the section titled “Potential Payments and Benefits upon Termination” below.

Nick Mordwinkin, Ph.D.

Pursuant to our employment agreement with Dr. Mordwinkin, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Mordwinkin is eligible for an annual performance bonus as determined by our Compensation Committee. For 2023, Dr. Mordwinkin’s annual base salary was $392,000, with an annual target bonus of 40% of his annual base salary. Effective January 1, 2024, Dr. Mordwinkin’s annual base salary was increased to $410,000, with an annual target bonus of 40% of his annual base salary. Additionally, Dr.

Mordwinkin is entitled to certain severance benefits pursuant to his employment agreement, the terms of which are described under the section titled “Potential Payments and Benefits upon Termination” below.

In April 2024, Dr. Mordwinkin announced his intention to resign from the position of Chief Business Officer of the Company, effective May 3, 2024.

John Fowler

Pursuant to our employment agreement with Mr. Fowler, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. For 2023, Mr. Fowler’s annual base salary was $606,625, with an annual target bonus of 55% of his annual base salary. Mr. Fowler resigned as Chief Executive Officer, effective November 7, 2023. In connection with Mr. Fowler's resignation, we entered into a separation and consulting agreement (the “Fowler Consulting Agreement”), pursuant to which Mr. Fowler provides transition services to the Company for a period of 12 months from the date of his resignation. Pursuant to the Fowler Consulting Agreement, Mr. Fowler is paid a consulting fee of $5,000 per month, and his outstanding equity awards will continue to vest in accordance with their terms so long as Mr. Fowler provides continuous service to the Company, including as a member of the Board.

Pursuant to the Fowler Consulting Agreement, if Mr. Fowler resigns from the Board prior to the five-year anniversary of the effective date of the agreement and is no longer providing consulting services, such that his continuous service with the Company has ceased, the post-termination exercise period for any unexercised stock options held by Mr. Fowler would be extended to November 7, 2028. In addition, Mr. Fowler has agreed to waive participation in the non-employee director compensation policy for the term of the consulting period.

Noreen Roth Henig, M.D.

Pursuant to our employment agreement with Dr. Henig, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. For 2023, Dr. Henig’s annual base salary was $527,500, with an annual target bonus of 40% of her annual base salary. Dr. Henig departed as our Chief Medical Officer effective October 6, 2023. In connection with her departure, we entered into a separation agreement pursuant to which Dr. Henig received (i) cash severance benefits equal to the sum of her annual base salary and target bonus and (ii) reimbursement of up to 12 months of COBRA premiums. The cash severance is to be paid in equal payroll installments over a twelve-month period. As an additional severance benefit, the exercise period of each of Dr. Henig’s outstanding vested stock options was extended until December 31, 2024. The foregoing severance benefits were contingent upon a general release of claims set forth in the separation agreement.

Potential Payments and Benefits upon Termination

Under the terms of their respective employment agreements, regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive all amounts earned during the term of service. Dr. Henig and Mr. Fowler are no longer eligible to receive the benefits described below.

In the event of a covered termination, which includes an “involuntary termination without cause” or a “resignation for good reason” as well as termination due to a “permanent disability,” each of our named executive officers is eligible to receive (i) a payment equal to the sum of his or her monthly base salary and pro-rata bonus, multiplied by 12, and (ii) 12 monthly payments equal to the monthly cost of their health insurance premiums at the time of termination.

Alternatively, upon a covered termination which occurs within three months prior to or twelve months following the effective date of a change in control (a “change in control termination”), each of our named executive officers is eligible to receive (i) a payment equal to the sum of his or her monthly base salary and pro-rata bonus, multiplied by 18 in the case of Dr. Kirk, or 12 in the case of Mr. Belsky or Dr. Mordwinkin, and (ii) 18 monthly payments in the case of Dr. Kirk, or 12 monthly payments in the case of Mr. Belsky or Dr. Mordwinkin, equal to the monthly cost of health insurance premium at the time of termination.

Under the terms of their respective employment agreements, in the event of a change in control termination, the vesting of all outstanding stock options and any other equity incentive awards held by Dr. Kirk, Mr. Belsky and Dr. Mordwinkin will be accelerated in full, the period during which each stock option may be exercised will be the date that is 90 days after such termination date and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Kirk, Mr. Belsky and Dr. Mordwinkin under any equity incentive awards will lapse.

In addition, under the terms of his employment agreement, in the event of a voluntary resignation that is not a “resignation for good reason,” the Company has agreed to retain Dr. Kirk as a consultant for a period of 12 months pursuant to a consulting agreement providing for fees equal to 50% of his then-current base salary, in exchange for providing services to the Company up to a maximum of 20 hours per week.

Any severance payments or benefits due to our named executive officers is subject to the named executive officer’s execution of a general release of claims in favor of the Company.

For purposes of each of the employment agreements with our named executive officers:

•
“cause” generally means a determination by the Company based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which the named executive officer and the Company are a party resulting in harm to the Company; (iii) failure to comply with the Company’s written policies or rules resulting in material harm to the company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (v) negligence or willful misconduct relating to the named executive officer’s performance of duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the Company’s chief executive officer; or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer. With respect to clause (vi), the named executive officer will be given written notice and a 30-day period in which to cure such breach. The named executive officer agrees that the breach of any confidentiality obligation to the company or any subsidiary shall not be curable to any extent.
•
“change in control” generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the acquisition by a natural person or entity of securities of the Company representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; or (iii) a consummated sale, lease, license or other disposition of all or substantially all of our assets other than to certain related parties.
•
“permanent disability” generally means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
•
“resignation for good reason” generally means the named executive officer’s resignation from all employee positions he or she then holds with the Company within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given the Company written notice of the event within 30 days after the first occurrence of the event and the Company has not cured the event within 30 days thereafter:
o
a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;
o
the named executive officer’s duties or responsibilities are materially diminished (not simply a change in title), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and the named executive officer holds materially the same position in the legal entity or business unit as he held before the change in control;
o
a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location; or
o
the Company’s material breach of the named executive officer’s employment agreement.

Health and Welfare Benefits; Perquisites

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers in 2023.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. During 2023 and 2022, we made 100% matching contributions on up to 4% of an employee’s eligible deferred compensation, subject to established limits.

Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The Clawback Policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, pursuant to which the non-employee Board Chair receives an annual cash retainer of $70,000, and each other non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•
each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $15,000, $10,000 and $8,000, respectively;
•
each other member of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $7,500, $5,000 and $4,000, respectively; and
•
each member of our clinical strategy and execution committee receives an annual retainer of $10,000.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board were eligible to receive an initial option to purchase 70,000 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on our Board will received an option to purchase 35,000 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant. Beginning in April 2024, each non-employee director elected to the Board will receive an initial option grant to purchase 100,000 shares of common stock and an annual option grant to purchase 50,000 shares of common stock on the date of each annual meeting of stockholders.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Franklin Berger	55,500	85,719	141,219
Graham Cooper	90,000	104,555	194,555
Elizabeth Garner, M.D.	57,500	91,952	149,452
Michael Kauffman, M.D., Ph.D.	60,000	95,344	155,344
Micki Klearman, M.D.	54,000	107,581	161,581
Courtney Wallace	49,000	115,587	164,587

(1)
The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC Topic 718. See Note 9 to our Consolidated Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)
The amounts shown for option awards also includes the aggregate incremental fair value of option awards held by our directors that were repriced in July 2023, computed as of the date of the repricing in accordance with ASC 718. See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards—July 2023 Option Repricing” above for a description of the material terms of the Option Repricing. Note that the incremental fair value amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(3)
The following table provides the aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2023:

Name	Option Awards Outstanding at Year-End (#)
Franklin Berger	87,000
Graham Cooper	177,115
Elizabeth Garner, M.D.	113,689
Michael Kauffman, M.D., Ph.D.	108,688
Micki Klearman, M.D.	139,000
Courtney Wallace	113,000

PAY VERSUS PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “—Executive Officer and Director Compensation.”

The amounts set forth below under the headings “CAP to Dr. Kirk,” “CAP to Mr. Fowler,” and “Average CAP to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules, and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year	Summary Compensation Table Total for Dr. Kirk (PEO) ($)(1)	CAP to Dr. Kirk (PEO) ($)(1)(2)		Summary Compensation Table Total for Mr. Fowler (PEO) ($)(1)	CAP to Mr. Fowler (PEO) ($)(1)(2)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average CAP to Non-PEO NEOs ($)(2)(3)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(4)	Net Income (Loss) ($) (in millions)(5)
2023	2,602,155	1,048,315	(6)	4,830,882	(679,405)	(6)	1,989,501	(716,948)	(6)	5.67	(101.9)
2022	—	—		6,193,511	(4,951,630)	(7)	2,545,888	(1,082,456)	(7)	42.11	(68.2)

_________________________________

(1)
Dr. Kirk is our current PEO and was our PEO from November 2023 through the end of fiscal year 2023. Mr. Fowler was our PEO for fiscal year 2022 and from January 2023 to November 2023 of fiscal year 2023.
(2)
In calculating the CAP amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC 718 and did not materially differ from those disclosed at the time of grant. The CAP amounts reported in 2023 also include the incremental fair value of option awards to our PEOs and Non-PEO NEOs that were repriced in July 2023, computed as the excess fair value of the modified award over the fair value of the original award upon vesting of the modified award. See “—Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards—July 2023 Option Repricing” above for a description of the material terms of the Option Repricing.
(3)
Our Non-PEO NEOs reflected in these columns are (a) for fiscal year 2023, Mr. Belsky, Dr. Mordwinkin and Dr. Henig, and (b) for fiscal year 2022, Dr. Kirk and Dr. Henig.
(4)
The Total Shareholder Return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 through the end of the applicable fiscal year on the same cumulative basis as is used in Item 201(e) of Regulation S-K.
(5)
The amounts reflected in this column represent the net income (loss) reflected in the Company’s audited financial statements for each applicable fiscal year.
(6)
For fiscal year 2023, the CAP to Dr. Kirk and Mr. Fowler and the average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation S-K:

	Dr. Kirk (PEO) ($)	Mr. Fowler (PEO) ($)	Non-PEO NEOs (Average) ($)
Total Compensation Reported in 2023 Summary Compensation Table	2,602,155	4,830,882	1,989,501
Less, Grant Date Fair Value of Option Awards Reported in the 2023 Summary Compensation Table	(1,957,470)	(4,291,533)	(1,388,304)
Plus, Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested at the End of 2023	829,580	683,868	129,230
Plus, Change in Fair Value from the End of 2022 to the End of 2023 of Awards Granted in Prior Years that are Outstanding and Unvested at the End of 2023	(729,096)	(2,705,769)	(727,123)
Plus, Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	746,183	2,307,379	383,865
Plus, Change in Fair Value of Awards from the End of 2022 to Vesting Date Granted in Prior Years that Vested in 2023	(443,037)	(1,504,232)	(474,875)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2023	—	—	(629,242)
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2023 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2023)	—	—	—
CAP for Fiscal Year 2023	1,048,315	(679,405)	(716,948)

(7)
For fiscal year 2022, the CAP to Mr. Fowler and the average CAP to the Non-PEO NEOs reflect the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation S-K:

	Mr. Fowler (PEO) ($)	Non-PEO NEOs (Average) ($)
Total Compensation Reported in 2022 Summary Compensation Table	6,193,511	2,545,888
Less, Grant Date Fair Value of Option Awards Reported in the 2022 Summary Compensation Table	(5,273,600)	(1,845,760)
Plus, Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested at the End of 2022	1,641,075	574,376
Plus, Change in Fair Value from the End of 2021 to the End of 2022 of Awards Granted in Prior Years that are Outstanding and Unvested at the End of 2022	(6,169,236)	(1,916,091)
Plus, Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	705,655	246,979
Plus, Change in Fair Value of Awards from the End of 2021 to Vesting Date Granted in Prior Years that Vested in 2022	(2,049,035)	(687,848)
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2022	—	—
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2022 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2022)	—	—
CAP for Fiscal Year 2022	(4,951,630)	(1,082,456)

Pay versus Performance Comparative Disclosure

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the table above.

Compensation Actually Paid and Company TSR

The following graph sets forth the relationship between CAP to each of our PEOs, Dr. Kirk and Mr. Fowler, the average of CAP to our Non-PEO NEOs, and our cumulative TSR over the two most recently completed fiscal years.

Relationship between CAP and Cumulative TSR
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
-$4,000,000
-$5,000,000
Compensation Actually Paid
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Value of Initial Fixed $100 Investment Based on TSR
$42.11
$5.67
2022
2023
CAP to Dr. Kirk
CAP to Mr. Fowler
Average CAP to Non-PEO NEOs
Kezar TSR

Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between CAP to each of our PEOs, Dr. Kirk and Mr. Fowler, the average of CAP to our Non-PEO NEOs, and our net income (loss) over the two most recently completed fiscal years.

Relationship between CAP and Net Income (Loss)
Compensation Actually Paid
Net Income (Loss) (in millions)
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
-$4,000,000
-$5,000,000
$200.0
$100.0
$0.0
($100.0)
($200.0)
($300.0)
($400.0)
($500.0)
($68.2)
($101.9)
2022
2023
CAP to Dr. Kirk
CAP to Mr. Fowler
Average CAP to Non-PEO NEOs
Net Income (Loss)

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan(1)	1,387,858	3.42	—
2018 Equity Incentive Plan(2)	10,720,894	2.16	1,312,857
2018 Employee Stock Purchase Plan(3)	—		743,274
Equity compensation plans not approved by security holders:
2022 Inducement Plan(4)	1,221,574	5.41	1,778,426
Total	13,330,326		3,834,557

(1)
Following the adoption of our 2018 Plan, no additional stock awards have been or will be granted under our 2015 Equity Incentive Plan (“2015 Plan”). Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2018 Plan.
(2)
The number of shares of common stock reserved for issuance under the 2018 Plan will automatically increase on January 1 of each year by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board (which may be zero). Pursuant to the terms of the 2018 Plan, the number of shares available under the 2018 Plan was increased by 3,424,671 shares effective January 1, 2023.
(3)
The number of shares of common stock reserved for issuance under our 2018 Employee Stock Purchase Plans (“ESPP”) will automatically increase on January 1 of each year by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 375,000 shares or (iii) such lesser number of shares determined by our Board. In December 2022, the Board acted such that there was no increase of the number of shares of our common stock reserved for issuance under the ESPP as of January 1, 2023.
(4)
Our 2022 Inducement Plan is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq Listing Rule 5635(c)(4), for the award of nonstatutory stock options, restricted stock units and other equity awards to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with us. Pursuant to the terms of the 2022 Inducement Plan, the Company may grant up to 3,000,000 shares of common stock in the form of inducement awards to eligible recipients in compliance with the requirements of Nasdaq Listing Rule 5635(c)(4).

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

Below are our related-party transactions since January 1, 2022 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections titled “Executive Officer and Director Compensation—Employment Agreements” and “Director Compensation—Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Registration Rights Agreement

We were party to an amended and restated investors’ rights agreement, dated June 26, 2017, with certain holders of our common stock, including Morningside Venture Investments Limited and Franklin Berger. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. The investors’ rights agreement and corresponding registration rights terminated on the fifth anniversary of the completion of our initial public offering, which occurred in June 2023.

Indemnification

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provides our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. Our amended and restated bylaws will also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 1, 2024, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of April 1, 2024. Options to purchase shares of our common stock that are exercisable within 60 days of April 1, 2024 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 72,801,359 shares of our common stock outstanding as of April 1, 2024. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Directors and Named Executive Officers:
Christopher Kirk, Ph.D. (1)	1,589,359	2.1%
Marc Belsky(2)	761,245	1.0%
Nick Mordwinkin, Ph.D.(3)	176,251	*
John Fowler (4)	2,890,088	3.8%
Noreen Roth Henig, M.D.(5)	579,096	*
Franklin Berger (6)	942,691	1.3%
Graham Cooper (7)	133,448	*
Elizabeth Garner, M.D. (8)	78,689	*
Michael Kauffman, M.D., Ph.D. (9)	137,378	*
Micki Klearman, M.D. (10)	102,556	*
Courtney Wallace (11)	67,889	*
All current executive officers and directors as a group (11 persons) (12)	7,260,122	9.3%
Greater than 5% Stockholders:
Suvretta Capital Management(13)	7,167,591	9.8%
Equal Talent Investments Limited (14)	6,254,545	8.6%
Avidity Partners Management LP (15)	5,025,454	6.9%
BlackRock, Inc. (16)	4,817,266	6.6%
Barclays Bank PLC(17)	3,828,782	5.3%

* Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 431,348 shares of common stock and (ii) 1,158,011 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(2)
Consists of (i) 18,727 shares of common stock and (ii) 742,518 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(3)
Consists of 176,251 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(4)
Consists of (i) 393,904 shares of common stock held by John Fowler, (ii) 3,750 shares of common stock held in trust by John Fowler, (iii) 38,461 shares of common stock held by Montebello Holdings LLC, and (iv) 2,453,973 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024. John Fowler is a manager of Montebello Holdings LLC.

(5)
Consists of (i) 14,929 shares of common stock and (ii) 564,167 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(6)
Consists of (i) 890,691 shares of common stock and (ii) 52,000 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(7)
Consists of 133,448 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(8)
Consists of 78,689 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(9)
Consists of (i) 63,690 shares of common stock and (ii) 73,688 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(10)
Consists of 102,556 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(11)
Consists of 67,889 shares of common stock issuable upon the exercise of stock options within 60 days of April 1, 2024.
(12)
Consists of (i) 1,850,266 shares of common stock held by all current executive officers and directors as a group and (ii) 5,409,856 shares of common stock issuable to all current executive officers and directors as a group upon exercise of stock options within 60 days of April 1, 2024.
(13)
Consists of 7,167,591 shares of common stock beneficially owned by Suvretta Capital Management, LLC (“Suvretta”), Averill Master Fund, Ltd. (“Averill”), and Aaron Cowen by virtue of his role as control person of Suvretta. Suvretta and Mr. Cowen share voting and dispositive power over 7,167,591 shares of common stock, of which 6,752,287 are subject to shared voting and dispositive power with Averill. The address of Suvretta is 540 Madison Avenue, 7th Floor, New York, New York 10022. The address of Averill is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The address of Mr. Cowen is c/o Suvretta Capital Management, LLC, 40 Madison Avenue, 7th Floor, New York, New York 10022. Based on information provided in Schedule 13G/A filed on February 13, 2024 regarding beneficial ownership of our common stock as of December 31, 2023.
(14)
Consists of 6,254,545 shares of common stock directly and beneficially owned by Equal Talent Investment Limited (“ETIL”) and beneficially held by Suk Ying Pauli Ng as a result of her position as director of ETIL. Suk Ying Pauli Ng is the sole director of ETIL and has sole voting and dispositive power with respect to the securities held by ETIL. Ms. Ng disclaims beneficial ownership of the securities owned directly by ETIL, except to the extent of her pecuniary interest therein. ETIL disclaims beneficial ownership of the securities owned directly by Morningside Venture Investments Limited. The address of Equal Talent Investment Limited is c/o THC Management Services S.A.M., 2nd Floor, Le Prince de Galles, 3-5 Avenue des Citronniers, MC 98000, Monaco. Based on information provided in Schedule 13D filed on February 16, 2021 regarding beneficial ownership of our common stock as of December 31, 2020.
(15)
Consists of 5,025,454 shares of common stock beneficially owned by Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, Avidity Master Fund LP, David Witzke and Michael Gregory (collectively, “Avidity”). Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, Avidity Master Fund LP, David Witzke and Michael Gregory share voting and dispositive power over 5,025,454 shares of our common stock. The address for Avidity is 2828 N Harwood Street, Suite 1220, Dallas, TX 75201. Based on information provided in Schedule 13G/A filed on February 14, 2024 regarding beneficial ownership of our common stock as of December 31, 2023.
(16)
Consists of 4,817,266 shares of common stock beneficially owned by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 4,710,363 shares and sole dispositive power over 4,817,266 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001. Based on information provided in Schedule 13G/A filed on January 29, 2024 regarding beneficial ownership of our common stock as of December 31, 2023.
(17)
Consists of 3,828,782 shares of common stock beneficially owned by Barclays Bank PLC (“Barclays”), of which 3,827,356 shares are beneficially owned by Barclays PLC, as parent holding company of Barclays, and 1,426 shares are beneficially owned by Barclays Capital Inc. Barclays has sole voting and dispositive power over 3,828,782 shares, Barclays PLC has sole voting and dispositive power over 3,827,356 shares, and Barclays Capital Inc. has sole voting and dispositive power over 1,426 shares. The address for Barclays and Barclays PLC is 1 Churchill Place, London, E14 5HP, England, and the address of Barclays Capital Inc. is 745 Seventh Ave, New York, NY 10019. Based on information provided in Schedule 13G filed on February 14, 2024 regarding beneficial ownership of our common stock as of December 31, 2023.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

If you wish to submit proposals for inclusion in our proxy statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), we must receive them on or before December [ _ ], 2024. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2025 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2025 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 18, 2025 and March 20, 2025; provided, however, that in the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2025 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2025 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b). For additional information about our director nomination requirements, please see our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Kezar Life Sciences, Inc. Direct your written request to Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080, Attn: Marc L. Belsky, Secretary, or contact Mr. Belsky at (650) 822-5612. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2024 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

Marc L. Belsky, Chief Financial Officer and Secretary

South San Francisco, California
April , 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Kezar Life Sciences, Inc., 4000 Shoreline Court, Suite 300, South San Francisco, California 94080, Attn: Marc L. Belsky, Secretary.

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF KEZAR LIFE SCIENCES, INC.

Kezar Life Sciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

First: The name of the Corporation is Kezar Life Sciences, Inc.

Second: The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was February 19, 2015.

Third: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

The first paragraph of Article IV is hereby deleted in its entirety and replaced as follows:

“A. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is two hundred sixty million (260,000,000) shares. Two hundred fifty million (250,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001) and ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

Effective as of the effective time of 5:00 p.m., Eastern Time, on [***DATE***] (the “Effective Time”), each [two (2) / three (3) / four (4) / five (5) / six (6) / seven (7) / eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20)] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, at the Effective Time, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Stock Split Common Stock as a result of the Reverse Stock Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Stock Split Common Stock otherwise issuable to such stockholder), shall be entitled to one full share of post-Reverse Stock Split Common Stock for such fractional share of Common Stock. The Reverse Stock Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Stock Split Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.”

Fourth: The foregoing amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

In Witness Whereof, Kezar Life Sciences, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this __ day of _____, 202__.

KEZAR LIFE SCIENCES, INC.

By: ___________________________
Christopher Kirk, Ph.D.
Chief Executive Officer

w SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEZAR LIFE SCIENCES, INC. 4000 SHORELINE COURT, SUITE 300 SOUTH SAN FRANCISCO, CA 94080 V46854-P10188 KEZAR LIFE SCIENCES, INC. The Board of Directors recommends you vote FOR all of the following nominees: 1. Election of Directors For Nominees: ! 1a. Christopher Kirk, Ph.D. ! ! 1b. John Fowler The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. Advisory vote on the compensation paid to our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 Years 2 Years Abstain 1 Year ! ! ! ! 3. Preferred frequency of the advisory vote on the compensation paid to our named executive officers. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 4. Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. ! 5. Approval of an amendment to our amended and restated certificate of incorporation to effect, at the discretion of the Board, a reverse stock split of our common stock at a ratio in the range of one-for-two to one-for-twenty, such ratio to be determined at the discretion of the Board. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V46855-P10188 KEZAR LIFE SCIENCES, INC. Annual Meeting of Stockholders June 18, 2024 1:00 PM, Pacific Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Christopher Kirk, Ph.D. and Marc Belsky, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KEZAR LIFE SCIENCES, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, PDT on June 18, 2024 at 4000 Shoreline Court, Suite 300, South San Francisco, CA 94080 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side